SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                       [Amendment No. ..................]



Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:
/_/  Preliminary Proxy Statement
/_/  Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/_/  Definitive Additional Materials
/_/  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            SI Handling Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                     Ronald J. Semanick, Corporate Secretary
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/_/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.
      1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
      5) Total fee paid:

         -----------------------------------------------------------------------
/_/  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:  ______________________________________________
      2) Form Schedule or Registration Statement No.:  _________________________
      3) Filing Party: _________________________________________________________
      4) Date Filed:   _________________________________________________________

                            SI HANDLING SYSTEMS, INC.

                  600 Kuebler Road, Easton, Pennsylvania 18040
                            Telephone (610) 252-7321




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of SI Handling Systems, Inc., a Pennsylvania corporation (the "Company"), will be held at the GPU Energy Building, 2121 Sullivan Trail, Easton, Pennsylvania 18040 on Tuesday, July 28, 1998, at 11:00 a.m., local time, for the following purposes:

     1. To elect five directors to the Board of Directors.

     2. To transact such other business as may properly come before the meeting or at any adjournment or adjournments thereof.









     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.





















June 26, 1998                                                 RONALD J. SEMANICK
Easton, Pennsylvania                                                   Secretary

                            SI HANDLING SYSTEMS, INC.

                  600 Kuebler Road, Easton, Pennsylvania 18040

                                 Proxy Statement



     This Proxy Statement and the accompanying form of proxy are being mailed on or about June 26, 1998 to the shareholders of SI Handling Systems, Inc. (the "Company"). They are being furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the 1998 Annual Meeting of Shareholders to be held at the GPU Energy Building, 2121 Sullivan Trail, Easton, Pennsylvania 18040 on Tuesday, July 28, 1998, at 11:00 a.m., local time, and at any adjournment thereof. The cost of such solicitation will be borne by the Company.

     Only the shareholders of record at the close of business on May 5, 1998, of the outstanding shares of Common Stock of the Company will be entitled to vote at the meeting. A shareholder giving a proxy may revoke it at any time by giving written notice of such revocation to the Secretary of the Company before it is exercised. A proxy may also be revoked by executing a later proxy or by attending the meeting and voting in person, provided written notice of such actions are given to the Secretary of the Company before the enclosed proxy is exercised.

     At the close of business as of the above record date, there were outstanding and entitled to vote 3,711,826 shares of the Company's Common Stock. Each holder of shares entitled to vote has the right to one vote for each share standing in the holder's name on the books of the Company.

     The shares represented by each properly executed proxy will be voted in the manner specified by the shareholder. If instructions are not given, the shares will be voted in the election of directors as specified below.

     Under Pennsylvania law and the Company's Bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast will constitute a quorum for the purposes of the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining the presence of a quorum. Directors are elected by a plurality of the votes cast at the meeting. Accordingly, directions to withhold authority, abstentions, and broker non-votes will have no effect on the outcome of the vote.













June 26, 1998

                             Principal Shareholders

         Security Ownership of Management and Certain Beneficial Owners


     The following table sets forth certain information as of May 5, 1998 (unless otherwise noted) regarding the ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) by each director or nominee of the Company, (iii) by the executive officers of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement, and (iv) by all current executive officers and directors of the Company as a group. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

                                           Right To
                                            Acquire
                            Number of      Ownership
                              Shares     Under Options                  Phantom
                           Beneficially   Exercisable     Percentage     Stock
Beneficial Owner              Owned      Within 60 Days  of Class (1)  Units (2)
----------------           ------------  --------------  ------------  ---------
Emerald Advisers, Inc. (3)..  513,743             -        13.84%           -
   1857 William Penn Way
   Lancaster, PA  17601

L. Jack Bradt (4)...........  345,430              -        9.31%           -
   10 Ivy Court
   Easton, PA  18045

Edward J. Fahey.............    7,500              -                     5,684

Leonard S. Yurkovic.........   70,672          6,187        2.07%           -

Elmer D. Gates..............        -              -                     1,965

Michael J. Gausling.........        -              -                     1,989

James L. Thatcher...........   19,645          1,162                         -

William J. Casey............    7,855          2,512                         -

David A. Clark..............        -         12,000                         -

Kenneth D. Buck.............   10,813          2,775                         -


All current directors and
   executive officers as a
   group (11 persons) (4)...  476,787         28,423       13.51%        9,638
---------------------------

                                        2



(1) The percentage for each individual, entity or group is based on the aggregate number of shares outstanding as of May 5, 1998 (3,711,826) and all shares issuable upon the exercise of outstanding stock options held by each individual or group that are presently exercisable or exercisable within 60 days after May 5, 1998. Percentages of less than one percent are not shown.

(2) The Phantom Stock Units represent the investment of deferred directors' fees in units equivalent to shares of Common Stock of the Company. Benefits under the SI Handling Systems, Inc. Directors' Deferred Compensation Plan may be paid in cash or in shares of Common Stock of the Company at the election of the directors upon retirement.

(3)  This  information  is presented in reliance on  information  disclosed in a
     Schedule 13G filed with the Securities and Exchange Commission on February 17, 1998.

(4) Includes 55,468 shares held by members of Mr. Bradt's immediate family. Mr. Bradt disclaims beneficial ownership of such shares.

                                        3

                              ELECTION OF DIRECTORS


     At the meeting, five nominees will stand for election as directors of the Company to hold office for a period of one year or until their successors have been elected and qualify.

     If the enclosed proxy is duly executed and received in time for the meeting, it is the intention of the persons named therein to vote the shares represented thereby for the five persons nominated for election as directors unless authority is withheld.

     If any nominee should refuse or be unable to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors. Management has no knowledge that any of the nominees will refuse or be unable to serve.

     Information concerning the nominees for election as directors is set forth below:

   Name, Other Positions Or Offices With The Company            Director
      and Principal Occupation For Past Five Years               Since     Age
----------------------------------------------------            --------   ---
L. Jack Bradt..............................................       1958      70
Former Northampton County Human Services Director,
   former Entrepreneur in Residence at Lehigh
   University, and founder, former CEO and Chairman
   of the Board of the Company.

Edward J. Fahey............................................       1992      69
Chairman of the Board of the Company, former Vice
   President of Engineered Systems Company (1989-1993),
   manufacturers of aircraft arresting systems and
   mid-air recovery equipment.

Elmer D. Gates.............................................       1996      68
Vice Chairman of Fuller Company, a company involved
   in the design and manufacture of plants, machinery
   and equipment used in the cement, paper, power
   and processing industries. (1)

Michael J. Gausling........................................       1995      40
President, CEO, and founder of STC Technologies, Inc.,
   a manufacturer of clinical diagnostic products.

Leonard S. Yurkovic........................................       1983      60
President and Chief Executive Officer of the Company.
-----------------------------

(1) Mr. Gates is a director of Pennsylvania Power and Light Company, an electric utility providing service to various counties in Central Eastern Pennsylvania. He was also Vice Chairman and a director of Ambassador Bank and was Chairman, Chief Executive Officer, and a director of Birdsboro Ferrocast, Inc., a steel foundry located in Birdsboro, PA. In 1992, Birdsboro Ferrocast filed a petition under Chapter 11 of the Bankruptcy Code.

               ADDITIONAL INFORMATION CONCERNING CERTAIN DIRECTORS
                                 AND COMMITTEES


     There are two standing committees of the Board of Directors: the Audit Committee and the Compensation Committee.

     The Audit Committee reviews and discusses with the Company's external auditors the scope of their annual audit and related fees as well as any other services provided by them. It reviews with the auditors the results of the audit and the year-end financial statements and recommends to the Board of Directors matters related to the selection and engagement of the independent auditors. The members of the Audit Committee during fiscal year 1998 were Mr. Bradt, Chairman, and Messrs. Gates and Gausling.

     The Compensation Committee reviews and recommends to the Board of Directors matters with respect to the remuneration arrangements for officers and directors of the Company including salaries and other direct compensation and incentive stock option awards. The members of the Compensation Committee during fiscal year 1998 were Mr. Gausling, Chairman, and Messrs. Bradt and Gates.

     There were two meetings of the Audit Committee and two meetings of the Compensation Committee during the recently ended fiscal year. The Board of Directors met four times during the year. Each director attended all of the meetings of the Board of Directors and committees of the Board of Directors on which he served.




                            COMPENSATION OF DIRECTORS


     Directors who are employees of the Company receive no additional remuneration for their services as directors. The Chairman of the Board of Directors and other non-employee directors receive an annual retainer of $12,000 and $6,000, respectively; effective October 14, 1997, a fee of $2,500 for each Board meeting attended; a fee of $600 per day for all Company-related activities undertaken at the request of the Chairman of the Board or the Chief Executive Officer of the Company; a fee of $300 per interview for all Company-related activities undertaken in connection with interviewing qualified candidates to fill vacancies in key positions within the Company; and a fee of $200 for each Board meeting held by telephone conference. There are no additional directors' fees paid for serving on the Audit and Compensation Committees of the Board of Directors. Directors are also reimbursed for their customary and usual expenses incurred in attending Board and Committee Meetings including those for travel, food, and lodging.

     The Company permits its directors, at their election, to defer receipt of payment of directors' fees. During fiscal 1998, $50,700 of directors' fees was deferred. Deferred directors' fees accrue interest at the prime rate of interest charged by the Company's principal bank or may be invested in units equivalent to shares of Common Stock of the Company. During fiscal 1998, distributions under the Directors' Deferred Compensation Plan totaled $15,972.

                             EXECUTIVE COMPENSATION

             Compensation Committee Report on Executive Compensation


Compensation Philosophy and Practices

     It is the Company's policy to offer internally and externally competitive compensation opportunities for its employees based on a combination of factors, including corporate performance and individual contribution to the business consistent with corporate needs and objectives.

     The Compensation Committee of the Company, whose members are identified above, annually reviews and recommends compensation for the Company's executive officers to the Board of Directors. The annual compensation review permits an ongoing evaluation of the link between the Company's performance and its executive compensation in the context of the compensation programs of other companies. A significant part of executive officers' compensation is dependent upon the Company's annual financial performance, including pre-tax earnings, effective management of the Company's operations, and backlog adequacy.

     There are four basic elements to executive officer compensation: salary, bonus, auto allowance, and stock options granted at market value vesting over a period of time, typically four years. The stock option program rewards executive officers for successful long-term strategic management and enhancement of shareholder value by providing an opportunity to acquire equity ownership in the Company stressing both annual and long-term performance and supporting a performance-oriented environment which allows the Company to attract and retain qualified management personnel. The Compensation Committee believes equity ownership in the Company by management aligns the interest of shareholders and management.

     Salaries for executive officers are determined with reference to a position rate for each officer. The position rates are determined annually by evaluating the responsibilities of the position and taking into consideration, among other things, salaries paid to other executives in comparable positions in comparably-sized companies, levels of experience, and job responsibilities. The Compensation Committee determines adjustments to executive officer salary based on the recommendation of the Chief Executive Officer. The salary adjustment recommendations are based on performance criteria such as financial performance, strategic decisions, personnel development, individual performance, and potential of the individual in the job.

     The Compensation Committee awards bonuses to the Company's executive officers pursuant to an existing Executive Officer Incentive Plan. The bonus amounts for executive officers is at risk and will vary from year to year. The bonus pool is calculated based on a formula tied principally to the Company's profitability. The pool is allocated by the Compensation Committee, on the recommendation of the Chief Executive Officer, among the executive officers, based on a series of factors, including financial objectives, other business objectives, and assessment of personal contribution. The financial objectives include a pre-tax earnings target, effective management of the Company's operations, and backlog adequacy.

     The Compensation Committee may grant stock options each year to executive officers and key employees based on a variety of factors, including the financial performance of the Company and an assessment of personal contribution. The options are granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant, vest over a period of four years, and expire after five years. The options provide value to the recipients as the price of the Company's stock appreciates from the date when the options were granted. Historically, stock options have been granted based on position rate. The size of previous option grants held by an executive officer are considered in determining annual award levels. The target is to provide executive officers with equity ownership in the Company and align closely executive interests with the longer term interests of shareholders.


CEO Compensation

Salary and Stock Options
------------------------

     The Company's most highly compensated officer was Leonard S. Yurkovic, President and CEO. Mr. Yurkovic's performance was reviewed by the Compensation Committee and discussed with the Board of Directors and Mr. Yurkovic. The Compensation Committee determined that a 5% increase in the Chief Executive Officer's base salary for fiscal 1998 and the grant of 10,500 stock options to him in such year was appropriate in light of the Company's strong balance sheet, net earnings performance in fiscal 1997, record backlog at the end of fiscal 1997, his significant role in the Company's operations, and also taking into consideration salaries paid to other executives in comparable positions in comparably-sized companies.

Bonus Plan
----------

     Fiscal 1998 was a year of several new records for the Company. Reaching an all-time high, net sales of $47,631,000 for fiscal 1998 increased 98.5% over fiscal 1997. Also, the Company's pre-tax earnings and net earnings reached new annual highs. These factors increased the Company's visibility in the investment community and the materials handling industry marketplace.

     The Compensation Committee granted a bonus of $168,000 pursuant to the Executive Officer Incentive Plan to Mr. Yurkovic for the fiscal year ended March 1, 1998. The bonus was predicated on the Company achieving its corporate "performance hurdle" of planned pre-tax earnings, effective management of the Company's operations, and the attainment of new records in net sales, pre-tax earnings, and net earnings, and the maintenance of an adequate fiscal year-end backlog which positions the Company well for the start of the 1999 fiscal year.

     No officer or director of the Company has an employment contract with the Company.


Conclusion

     The Company's executive compensation program is designed to link the performance of management to accomplishing both short and long-term earnings goals and building shareholder value. The individual elements are understandable and together provide compensation that is well suited for a Company of our size. The management team understands the linkage of operating performance and their own compensation.

     The foregoing constitutes the report of the Compensation Committee of the Board of Directors for the Company's fiscal year ended March 1, 1998.

           COMPENSATION COMMITTEE:      Michael J. Gausling, Chairman
                                        L. Jack Bradt
                                        Elmer D. Gates

Compensation

     Set forth below is certain information relating to compensation received by the Company's Chief Executive Officer and four other most highly compensated executive officers (the "Named Executive Officers").


                           Summary Compensation Table
                           --------------------------

                                                           Long-Term
                                                             Comp.
                                                            -------
                      Fiscal                   Other Annual  Stock    All Other
                       Year   Salary   Bonus   Compensation Options Compensation
  Name and Position    (1)    ($)(2)    ($)       ($)(3)    (#)(4)     ($)(5)
--------------------  ------ -------- -------- ------------ ------- ------------
Leonard S. Yurkovic    1998  $166,462 $168,000    $4,895    10,500     $16,668
 President and Chief   1997   158,077   71,596     4,620    13,500      11,289
 Executive Officer     1996   152,885   40,000     4,620     - 0 -      10,462

James L. Thatcher      1998    87,615   83,280     4,895     6,600       8,773
 Vice President -      1997    86,000   34,627     4,620     2,400       6,140
 Manufacturing         1996    87,654   22,566     4,620     - 0 -       5,999
 & Assembly
 Services and
 Customer &
 Software Services

William J. Casey       1998    87,423   83,280     4,895     6,600       8,754
 Vice President -      1997    80,673   47,213     4,620     1,500       5,760
 Production &          1996    76,193   22,819     4,620     1,800       5,171
 Assembly
 Systems

David A. Clark         1998    82,423   83,280     4,895     6,300       8,253
 Vice President -      1997    79,038   20,490     4,620     1,500       5,643
 Warehousing &         1996    76,587   22,229     2,108     9,000       3,935
 Distribution
 Systems (6)

Kenneth D. Buck        1998    74,423   72,870     4,895     5,700       7,452
 Vice President -      1997    70,846   27,100     4,620     2,400       5,058
 Corporate             1996    67,269   20,072     4,620       900       4,604
 Services

------------------------



                                        8




(1) The Company's fiscal year ends on the Sunday nearest to the last day of February. The fiscal years ended March 1, 1998, March 2, 1997, and March 3, 1996 were 52, 52, and 53 weeks, respectively.

(2) This column includes employee pre-tax contributions to the Company's 401(k) Retirement Savings Plan.

(3) This column consists of an auto allowance of $410 per month for the business usage of personal automobiles. Prior to April 1, 1997 the auto allowance was $385 per month.

(4) Options become exercisable in increments of 25% on the anniversary date of the grant. Thus at the end of four years the options are fully exercisable. Currently, all options have a term of five years. All stock option amounts have been adjusted to reflect stock splits and dividends.

(5) This column includes the amounts expensed for financial reporting purposes for Company contributions to the Company's 401(k) Retirement Savings Plan pertaining to basic, matching, and profit sharing contributions.

(6) Mr. Clark became Vice President - Warehousing & Distribution Systems of the Company on July 18, 1995. His fiscal year 1996 remuneration represents total compensation for the entire fiscal year of 1996.

Stock Options Granted to Named Executive Officers During Last Fiscal Year

     The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were awarded to the Named Executive Officers during fiscal 1998.


                Option Grants In Fiscal Year Ended March 1, 1998
                ------------------------------------------------

                                                                   Potential
                                                                   Realizable
                                                                Value at Assumed
                                                                  Annual Rates
                                % of Total                       of Stock Price
                                Granted to  Exercise            Appreciation for
                      Options   Employees    Price               Option Term (3)
                      Granted   in Fiscal  ($/Share) Expiration ----------------
       Name         (#) (1) (2)   Year        (2)       Date     5% ($) 10% ($)
------------------- ----------- ---------- --------- ---------- ------- --------
Leonard S. Yurkovic   10,500      17.9%      $13.33   10/14/02  $38,640  $85,470

James L. Thatcher      6,600      11.2%       13.33   10/14/02   24,288   53,724

William J. Casey       6,600      11.2%       13.33   10/14/02   24,288   53,724

David A. Clark         6,300      10.7%       13.33   10/14/02   23,184   51,282

Kenneth D. Buck        5,700       9.7%       13.33   10/14/02   20,976   46,398
------------------------

(1) Options vest in one-quarter increments over the four-year period following the date of grant, with the first one-quarter of such options vesting on October 14, 1998.

(2) Options granted and exercise price per share have been adjusted for the three-for-two stock split that was distributed in November 1997.

(3) The potential realizable value portion of the foregoing table illustrates value that might be realized upon the exercise of the options immediately prior to the expiration of the term, assuming the specified rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions for termination of the option following termination of employment or vesting over a period of four years. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the SEC and, therefore, are not intended to forecast possible future appreciation of the stock price.

Stock Options Exercised During Fiscal Year 1998 and Held by Named Executive Officers as of March 1, 1998.

     The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were exercised and/or held by the Company's Named Executive Officers during fiscal 1998.


         Aggregated Option Exercises in Fiscal Year Ended March 1, 1998
                        And Fiscal Year-End Option Values

                                                  Number of         Value Of
                                                Shares Covered    Unexercised
                          # of                  By Unexercised    In-The-Money
                         Shares                   Options At       Options At
                        Acquired                 March 1, 1998    March 1, 1998
                           On         Value       Exercisable/    Exercisable/
      Name             Exercise (1)  Realized  Unexercisable (1)  Unexercisable
-------------------    ------------  --------  -----------------  -------------
Leonard S. Yurkovic      6,188 (2)    $44,063         0/23,437    $     0/94,348

James L. Thatcher        2,287 (3)     16,938          0/8,962          0/17,469

William J. Casey         6,746 (4)     46,157         0/10,312          0/29,876

David A. Clark           0                  0     8,250/13,050     70,344/57,794

Kenneth D. Buck          0                  0      1,388/8,512     10,781/21,488
------------------------

(1) All common shares, stock options, and price per share figures have been adjusted to reflect stock splits and dividends.

(2) With approval from the Compensation Committee, on May 23, 1997, Mr. Yurkovic delivered 2,799 shares of common stock with a market value of $13.00 per share to the Company in order to exercise options to obtain 6,188 shares.

(3) With approval from the Compensation Committee, on May 23, 1997, Mr. Thatcher delivered 985 shares of common stock with a market value of $13.00 per share to the Company in order to exercise options to obtain 2,287 shares.

(4) On May 3, 1997, Mr. Casey paid $2,017 to the Company in order to exercise options to obtain 408 shares. With approval from the Compensation Committee, on July 24, 1997, Mr. Casey delivered 2,757 shares of common stock with a market value of $12.08 per share to the Company in order to exercise options to obtain 6,338 shares.

                             STOCK PERFORMANCE CHART


     The following graph illustrates the cumulative total shareholder return on the Company's (SIHS) Common Stock during the five fiscal years ended March 1, 1998 with comparison to the cumulative total return on the NASDAQ Stock Market - US Index and a Peer Group of Construction and Related Machinery Companies [SIC Code 353]. This comparison assumes $100 was invested on February 26, 1993 in the Company's Common Stock and in each of the foregoing indexes and assumes reinvestment of dividends.





                     [GRAPHIC OMITTED - PERFORMANCE CHART]










                                 2/26/93 2/25/94 2/24/95 3/01/96 2/28/97 2/27/98
                                 ------- ------- ------- ------- ------- -------
SI Handling Systems, Inc.          100     161     115     128     320     402
(1)  Peer Group - SIC Code 353     100     134     133     153     220     290
Nasdaq Stock Market -
  US Index                         100     117     119     168     203     278
------------------------

(1) The Peer Group of Construction and Related Machinery Companies [SIC Code 353] from the 1998 Nasdaq Fact Book & Company Directory includes: A.S.V., Inc., Columbus McKinnon Corporation, ERC Industries, Inc., Gradall Industries, Inc., Lufkin Industries, Inc., Quipp, Inc., SI Handling Systems, Inc., and Tesco Corporation. The total returns of each member of the Peer Group were determined in accordance with Securities and Exchange Commission regulations; i.e., weighted according to each such issuer's stock market capitalization.

         --------------------------------------------------------------



                             INDEPENDENT ACCOUNTANTS

     The Company's independent public accountants beginning in 1968 and thereafter have been KPMG Peat Marwick LLP, and such firm is expected to be the Company's independent auditors for the current year. Representatives of that firm are expected to be present at the shareholders' meeting and available for questions and will be given an opportunity to make a statement if they so desire.




                           1999 SHAREHOLDER PROPOSALS

     Appropriate shareholder proposals which are intended to be presented at the 1999 Annual Shareholders' Meeting must be received by the Company no later than February 26, 1999, in order to be included in the 1999 proxy materials.




                                  OTHER MATTERS

     The Company may pay brokers, nominees, fiduciaries, or other custodians for their reasonable expenses in sending proxy materials to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies primarily by mail, but directors, officers, and regular employees of the Company may also solicit in person, by telephone, telegraph, or telefax.

     As of the date of this Proxy Statement, management has no knowledge of any matters to be presented at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgement.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 1, 1998. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY, 600 KUEBLER ROAD, EASTON, PENNSYLVANIA 18040.

                            SI HANDLING SYSTEMS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Edward J. Fahey and Ronald J. Semanick, or either of them acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of SI Handling Systems, Inc., held of record by the undersigned on May 5, 1998, at the Annual Meeting of Shareholders to be held on July 28, 1998, at 11:00 a.m., local time, or at any adjournment thereof.

         This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. This proxy may be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof. The Board of Directors does not presently know of any other matters to be presented at the meeting.

         Please vote and sign on the other side. No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.


                                                                          SEE
                     (To Be Signed On Reverse Side)                     REVERSE
                                                                          SIDE



--------------------------------------------------------------------------------



/X/  Please mark your
     vote as in this
     example.


               This proxy is solicited by the Board of Directors.
           Management recommends a vote FOR the Directors nominated.

                        FOR       WITHHELD
1.  ELECTION OF         /_/         /_/
    DIRECTORS


    NOMINEES:  L. Jack Bradt, Edward J. Fahey, Elmer D. Gates,
               Michael J. Gausling, and Leonard S. Yurkovic


    For, except vote withheld from the following nominee(s):
    (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line below.)

    ---------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

I plan to attend the meeting.    /_/






SIGNATURE(S) _________________________________ DATE_____________________________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.